UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2010

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2010, Inhibitex, Inc. (the "Company") held its 2010 Annual Meeting of Stockholders (the "Annual Meeting"). Two proposals were voted on at the meeting: (1) the election of each of Michael A. Henos, Marc L. Preminger and Christopher McGuigan as Class III directors to serve until the Company's 2013 Annual Meeting of Stockholders and until election and qualification of their respective successors, (2) the approval of the Company's Amended and Restated 2004 Stock Incentive Plan ("Incentive Plan"), as further amended and restated to increase the number of shares of common stock available for awards to be granted under the Incentive Plan by 3,800,000 and to provide for further revisions, the more substantive of which are described on the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2010.

Stockholders of record at the close of business on April 26, 2010 were entitled to vote at the Annual Meeting. As of April 26, 2010, there were 61,562,606 shares of common stock outstanding and entitled to vote. A quorum consisting of 37,709,544 shares of common stock of the Company were present or represented at the meeting.

All of the proposals were approved by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

1) The election of each of each Class III director to serve until the Company's 2013 Annual Meeting of Stockholders is below:

Director Nominees:
Michael A. Henos For 34,350,714 Withheld 12,050,957
Marc L. Preminger For 44,615,165 Withheld 1,786,506
Christopher McGuigan For 45,642,232 Withheld 759,439

(2) To approve an amendment to the Company's Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of common stock available for awards to be granted under the Incentive Plan by 3,800,000 and includes other revisions is below:

For 37,930,527
Against 5,785,133
Abstain 2,686,010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

June 24, 2010	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer